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                                                                    Exhibit 23.3
                        CONSENT OF INDEPENDENT AUDITORS



        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of Molex Incorporated for the registration of Molex Incorporated Class A Common Stock and to the incorporation by reference therein of our report dated July 31, 1992, with respect to the financial statements and schedules of the Domestic Component of Molex Incorporated included in the Molex Incorporated Annual Report (Form 10-K) for the year ended June 30, 1994, filed with the Securities and Exchange Commission.




ERNST & YOUNG LLP

Chicago, Illinois

February 10, 1995